Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-195783, No. 333-239679 and No. 333-281081), Form S-3 (No. 333-205168, No. 333-218517, No. 333-220807, No. 333-239203, No. 333-272607, and No. 333-286463) and Form S-8 (No. 333-198357, No. 333-207131, No. 333-220808, No. 333-222663, No. 333-226037, No. 333-230404, No. 333-232512, No. 333-236412, No. 333-237527, No. 333-253526, No. 333-253529, No. 333-263035, No. 333-266218, No. 333-270961, No. 333-272610, No. 333-278030, No. 333-281086, No. 333-285500, and 333-287647) of Ekso Bionics Holdings, Inc. of our report dated February 23, 2026, which includes an explanatory paragraph regarding Ekso Bionics Holdings, Inc.’s ability to continue as a going concern, relating to the consolidated financial statements of Ekso Bionics Holdings, Inc. which appears in this Form 10-K as of and for the years ended December 31, 2025 and 2024.

/s/ WithumSmith+Brown, PC

San Francisco, California

February 23, 2026